Exhibit 99.1

OncoCyte Announces At Market $3.59 Million Offering of Common Stock and Warrants

Alameda, California, July 27, 2018 – OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive liquid biopsy diagnostic tests for the early detection of cancer, today announced that it has entered into definitive agreements with certain investors led by members of management and the Board of Directors as well as a new institutional investor for the purchase of units, with each consisting of one share of its common stock and one warrant to acquire one share of its common stock. The units are being offered at an at-market purchase price per unit of $2.86 per share, for expected gross proceeds of approximately $3.59 million. The warrants have an exercise price of $3.00 per share of common stock, will become exercisable six months after the date of issue, and will expire five years after the date they become exercisable.

OncoCyte intends to use the net proceeds from the offering for working capital including continued development of DetermaVu™, OncoCyte’s confirmatory lung cancer diagnostic test, and other general corporate purposes.

The units are being offered and sold in an at-market registered direct offering. The closing of the offering is expected to take place on or about July 31, 2018, subject to the satisfaction of customary closing conditions.

Chardan is acting as the exclusive placement agent for the offering.

The shares of common stock, the warrants, and the shares of common stock underlying the warrants are being offered by OncoCyte pursuant to a “shelf” registration statement on Form S-3 (File No. 333-220769) that was filed and declared effective by the Securities and Exchange Commission (“SEC”) on October 16, 2017 and the base prospectus contained therein. The offering of the shares of common stock, warrants, and the shares of common stock underlying the warrants will be made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement.

A prospectus supplement and accompanying base prospectus relating to the shares of common stock, warrants, and the shares of common stock underlying the warrants being offered will be filed with the SEC. Copies of the prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Chardan Capital Markets, LLC, 150 East 58th Street, 28th Floor, New York, NY10155, at (646) 465-9028.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer. Early detection of cancer can improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy and cystoscopic procedures. OncoCyte’s development pipeline is focused on non-invasive confirmatory diagnostic tests for lung, breast, and bladder cancer. OncoCyte’s tests are being developed using proprietary sets of genetic and protein molecular markers that differentially express in specific types of cancer. OncoCyte conducts ongoing research to identify additional molecular markers, acquire or license markers and related technology, and develop tests based on those markers.

OncoCyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the closing of the offering, use of proceeds, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the ability to close of the offering, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts

EVC Group LLC

Matt Haines / Michael Polyviou

917-733-9297 / 732-933-2754

mhaines@evcgroup.com / mpolyviou@evcgroup.com